Exhibit 99.1

Q/C Technologies Appoints AI Systems Leader Chelsea Voss to Board of Directors

New York, NY, Jan. 20, 2026 (GLOBE NEWSWIRE) — Q/C Technologies, Inc. (Nasdaq: QCLS) (“Q/C Technologies” or “the Company”), a pioneer of quantum-class computing at the speed of light, today announced the appointment of Chelsea Voss to its Board of Directors.

Ms. Voss is a computer scientist and Member of Technical Staff at OpenAI, where she has played a key role in the development, evaluation, and launch of some of the most advanced, widely used artificial intelligence systems. Her expertise spans machine learning infrastructure, model evaluation, hardware reliability, and published research contributions including results across image generation, ML interpretability, and reinforcement learning. In her current position, Ms. Voss has served in senior technical roles supporting the training and deployment of frontier AI models, including leading evaluation efforts used to present new capabilities to the public and press, contributing to large-scale training runs, and supporting infrastructure and reliability systems critical to production AI platforms. She previously worked as a software engineer at Pilot.com and Sendwave.com, building scalable systems across financial and payments platforms. Ms. Voss earned her M.Eng. and S.B. degrees in computer science from MIT, giving her a technical grounding in formal verification, compiler theory, and quantum algorithms.

“We are pleased to welcome Chelsea to the Q/C Technologies Board,” said Joshua Silverman, Executive Chairman. “We believe her deep technical experience, particularly in the intersection of advanced computation, large-scale systems, and real-world deployment, will be invaluable as we advance our quantum-class computing strategy. Chelsea strengthens our Board with a perspective grounded in both cutting-edge research and operational execution.”

“Q/C Technologies is tackling fundamental challenges in computation, efficiency, and scalability,” said Voss. “I’m excited to join the Board and contribute my expertise in computer systems engineering as the Company works to bring photonic computing into real-world applications.”

Q/C Technologies is developing a new generation of quantum-class laser processing units (qc-LPU™) designed to solve complex computational problems using the physical properties of light rather than traditional electrical signals. Through its partnership with LightSolver, the Company aims to advance photonic computing platforms intended to deliver significant improvements in speed, energy efficiency, and scalability for blockchain and other compute-intensive applications.

For more information, visit Chelsea Voss’s LinkedIn profile: linkedin.com/in/csvoss.

About Q/C Technologies, Inc.

Q/C Technologies is pioneering the next generation of energy-efficient quantum class, high-performance computing infrastructure. Through a licensing agreement with LightSolver, Q/C holds exclusive rights to the use of innovative quantum-inspired laser-based processing units (LPUs) that solve compute-intensive combinatorial and physical problems at the speed of light in the crypto domain. Q/C believes that LightSolver’s technology bridges a disruptive computing paradigm for high-speed photonic computing with cryptocurrency infrastructure development at scale, unlocking unprecedented performance and sustainability for next generation crypto applications. qctechnologies.com

Cautionary Statement Regarding Forward-Looking Statements

This press release may contain forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any expected future results, performance, or achievements. Forward-looking statements speak only as of the date they are made and neither the Company nor its affiliates assume any duty to update forward-looking statements. Words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “may,” “plan,” “will,” “would’’ and other similar expressions are intended to identify these forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, without limitation: the development, performance and scalability of its qc-LPU100™ product and related technologies, unanticipated financial setbacks, the Company needing to pursue financing options that could adversely impact its liabilities due to adverse market conditions, the Company’s ability to maintain compliance with the Nasdaq Stock Market’s listing standards; increased levels of competition; changes in political, economic or regulatory conditions generally and in the markets in which the Company operates; the Company’s ability to retain and attract senior management and other key employees; and the Company’s ability to quickly and effectively respond to new technological developments. A discussion of these and other factors with respect to the Company is set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed by the Company on April 11, 2025, and subsequent reports that the Company files with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made, and the Company disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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